NOTICE OF SPECIAL MEETING
                     OF THE SHAREHOLDERS OF
                      VIREXX MEDICAL CORP.

                             - and -

       MANAGEMENT INFORMATION CIRCULAR and PROXY STATEMENT




             Meeting to be held on February 6, 2006


                     Circular dated January
                            12, 2006





    The TSX has not in any way passed upon the merits of the transactions described herein and any representation to the contrary is an offence.
































       LETTER TO SHAREHOLDERS OF VIREXX MEDICAL CORP.

January 12, 2006

Dear Shareholder:

You are invited to attend the special meeting (the "Meeting") of the holders ("Shareholders") of common shares ("Shares") of ViRexx Medical Corp. ("ViRexx") to be held at Delta Edmonton South Hotel, 4404 Gateway Boulevard, Edmonton, Alberta on Monday, February 6, 2006 at 2:00 p.m. (Edmonton time) for the purposes set forth in the accompanying notice of special meeting (the "Notice"). At the Meeting, Shareholders will be asked to consider and vote upon a matter of special business concerning that number of securities to be issued in connection with a $12,000,000 private placement (maximum) which exceeds 25% of the issued capital of ViRexx.


To be represented at the Meeting, you must either attend the Meeting in person or complete and sign the enclosed form of proxy and forward it to Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and holidays) preceding the Meeting, or any adjournment or adjournments thereof, as applicable.

Yours very truly,

VIREXX MEDICAL CORP.

(Signed) Dr. Lorne Tyrell
Chief Executive Officer
























                      VIREXX MEDICAL CORP.

                    NOTICE OF SPECIAL MEETING
                         OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the special meeting (the "Meeting") of the holders of common shares (the "Shareholders") of ViRexx Medical Corp. ("ViRexx") will be held at Delta Edmonton South Hotel, 4404 Gateway Boulevard, Edmonton, Alberta on Monday, February 6, 2006 at 2:00 p.m. (Edmonton time) for the following purpose:

1. to consider and, if thought fit, approve, with or without variation, an ordinary resolution, the full text of which is set forth in the Information Circular, that number of securities to be issued in connection with a $12,000,000 private placement (maximum) which exceeds 25% of the issued capital of ViRexx.

Specific details of the matters proposed to be put before the Meeting are set forth in the Information Circular, which Information Circular forms a part of this notice of the Meeting. Each person who is a Shareholder of record at the close of business on January 6, 2006 (the "Record Date"), will be entitled to notice of, and to attend and vote at, the Meeting provided that, to the extent a Shareholder as of the Record Date transfers the ownership of any of such shares after such date and the transferee of those shares establishes that the transferee owns the shares and demands, not later than ten days before the Meeting, to be included in the list of Shareholders eligible to vote at the Meeting, such transferee will be entitled to vote those shares at the Meeting.
Edmonton, Alberta                       By Order of the Board Of
January 12, 2006                                       Directors
                                       (Signed) Dr. Lorne Tyrell
                                         Chief Executive Officer

ViRexx Shareholders who are unable to attend the Meeting in person are requested to COMPLETE AND SIGN THE ACCOMPANYING FORM OF PROXY and forward it in the enclosed envelope to Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the
Meeting, or any adjournment or adjournments thereof, as applicable, in order for such proxy to be used at the Meeting, or any adjournment or adjournments thereof.



































                        TABLE OF CONTENTS

VIREXX MEDICAL CORP.                                           3
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS                      3
MANAGEMENT INFORMATION CIRCULAR                                5
GLOSSARY OF TERMS                                              6
GENERAL PROXY MATERIALS                                        8
 SOLICITATION OF PROXIES                                       8
 APPOINTMENT AND REVOCATION OF PROXIES                         8
 PERSONS MAKING THE SOLICITATION                               9
INFORMATION CONCERNING THE CORPORATION                        10
CAPITAL STRUCTURE                                             11
INTEREST OF CERTAIN PERSONS OR COMPANIES IN PRIVATE PLACEMENT 11 VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES 11
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS         12
PARTICULARS OF MATTERS TO BE ACTED UPON                       12
 SHAREHOLDER APPROVAL OF PRIVATE PLACEMENT                    12
BOARD APPROVAL                                                14
ADDITIONAL INFORMATION                                        14























                      VIREXX MEDICAL CORP.

                 MANAGEMENT INFORMATION CIRCULAR
Unless otherwise stated herein, all capitalized terms herein shall have the meaning set forth in the Glossary of Terms.

This  Information  Circular  is  furnished  to  Shareholders   in
connection with the solicitation of proxies by the management of ViRexx for use at the Meeting and any adjournment or adjournments thereof.

The  Meeting  has been called for the purpose of considering  and
voting   upon  an  ordinary  resolution  approving  the   Private
Placement.

This Information Circular and the accompanying forms of notice and proxy as well as other related meeting materials are being mailed or delivered to Shareholders on or about January 16, 2006. Unless otherwise indicated, information in this Information Circular is given as of November 30, 2005.

No person is authorized to give any information or to make any representation not contained in this Information Circular and, if given or made, such information or representation should not be relied upon as having been authorized. This Information Circular does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of any offer or proxy solicitation. Neither delivery of this Information Circular nor any distribution of the securities referred to in this Information Circular shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Information Circular.

Unless   otherwise  specified,  all  dollar   amounts   in   this
Information Circular are expressed in Canadian dollars.






















                        GLOSSARY OF TERMS
The following is a glossary of terms and abbreviations used frequently throughout this Information Circular.

"ABCA" means the Business Corporations Act (Alberta), including regulations promulgated thereunder.

"Agent" means the broker(s) of the Private Placement.

"AltaRex" means AltaRex Medical Corp., a wholly owned subsidiary of the Corporation, and a corporation incorporated pursuant under the ABCA.

"ASC" means the Alberta Securities Commission.

"Broker's  Warrant"  means one (1) Share purchase  warrant  which entitles the Agent to purchase one (1) Share at a price of  $1.50 for a period of two (2) years from the date of issuance.

"Control Person" means a person or company that holds or is one of a combination of persons or companies that holds more than 20% of the voting securities of a corporation, or a sufficient number of securities so as to materially affect its control.

"Director" means a member of the board of Directors of ViRexx.

"Foreign Purchaser" means a purchaser that is not a resident of either Alberta or the United States of America.

"Information Circular" means this management information circular and proxy statement dated January 12, 2006, including the schedules appended hereto, sent to the Shareholders.

"Maximum  Offering"  means  the  offering  of  10,909,090   Units
pursuant to the Private Placement, for gross proceeds to the Corporation of $12,000,000.00.

"Meeting Date" means February 6, 2006.

"Meeting" means the special meeting of the ViRexx Shareholders to be held at Delta Edmonton South Hotel, 4404 Gateway Boulevard, Edmonton, Alberta on Monday, February 6, 2006 at 2:00 p.m.
(Edmonton time) for the purposes set forth in the Notice of Meeting.

"Minimum Offering" means the offering of 0 Units pursuant to the Private Placement, for gross proceeds to the Corporation of $0.

"Notice of Meeting" means the notice of the Meeting accompanying this Information Circular.

"Private Placement" means the brokered private placement equity financing by way of an offering by the Corporation of Units at a price of $1.10 per Unit.

"Registrar and Transfer Agent" means Computershare Trust Company of Canada, the registrar and transfer agent of the Corporation as at the date hereof.

"Related party" means, in relation to a corporation, a promoter, officer, Director, other insider or Control Person of that corporation (including an issuer) and any associates and affiliates of any of such persons. In relation to an individual, related party means any associates of the individual or any corporation of which the individual is a promoter, officer, Director or Control Person.

"Record Date" means January 6, 2006.

"Share" means one (1) common share in the capital of the Corporation.

"Shareholder Approval" means approval of a majority of the voting
Shareholders obtained at a duly called meeting of Shareholders.

"Shareholder" means a holder of Share(s).

"Subsidiary" means AltaRex.

"TSX" means the Toronto Stock Exchange.

"TSXV" means the TSX Venture Exchange.

"Units"  means  a unit consisting of one (1) Share  and  one  (1)
Warrant.

"ViRexx"  or  "Corporation  "  means  ViRexx  Medical  Corp.,   a
corporation amalgamated under the ABCA.

"Warrant" means one (1) Share purchase warrant which entitles the holder to purchase one (1) Share at a price of $1.50 for a period of two (2) years from the date of issuance.



                     GENERAL PROXY MATERIALS

FOR  THE SPECIAL MEETING OF SHAREHOLDERS OF VIREXX MEDICAL  CORP.
TO BE HELD ON FEBRUARY 6, 2006.

SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the Directors of the Corporation for use at the Meeting to be held at Delta Edmonton South Hotel, 4404 Gateway Boulevard, Edmonton, Alberta, on Monday, February 6, 2006 at 2:00 p.m. (Edmonton time) and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Except as otherwise stated, the information herein is given as of November 30, 2005.

APPOINTMENT AND REVOCATION OF PROXIES

Instruments of Proxy must be addressed to the Secretary of the Corporation and reach Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not later than 48 hours before the time for the holding of the Meeting or any adjournment thereof. Only Shareholders at the close of business on January 6, 2006 are entitled to receive notice of and to vote at the Meeting unless after that date a Shareholder of record transfers its shares and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, requests at least ten days prior to the Meeting that the transferee's name be included in the list of Shareholders entitled to vote, in which case, such transferee is entitled to vote such shares at the Meeting.

The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or his attorney authorized in writing or, if the Shareholder is a Corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

The person named in the enclosed form of proxy is a Director and officer of the Corporation. A shareholder is entitled to appoint a person to attend the meeting as the shareholder's representative (who need not be a shareholder of the Corporation) other than the person designated in the form of proxy furnished by the Corporation. To exercise such right, the names of the persons designated by management should be crossed out and the name of the shareholder's appointee should be legibly printed in the blank space required.

A proxy is revocable. The giving of a proxy will not effect a Shareholder's right to attend and vote in person at the applicable Meeting. In addition to revocation in any other manner permitted by law, a Shareholder may revoke a proxy by instrument in writing executed by the Shareholder or such
Shareholder's attorney authorized in writing, or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof, duly authorized, and deposited at the registered office of the Corporation, at any time up to and including the last business day preceding the day of the applicable Meeting, or any adjournment or adjournments thereof at which the proxy is to be used, or with the Chairman of the applicable Meeting on the day of the Meeting, or any adjournment or adjournments thereof.


PERSONS MAKING THE SOLICITATION

THE SOLICITATION IS MADE ON BEHALF OF THE MANAGEMENT OF THE CORPORATION. The costs incurred in the preparation and mailing of the Form of Proxy, the Notice of Meeting and this Information Circular will be paid by the Corporation. In addition to the mailing of these materials, proxies may be solicited by personal interviews, telephone or telegraph by Directors and officers of the Corporation, who will not be remunerated therefor.

EXERCISE OF DISCRETION BY PROXY

The Shares represented by proxy in favour of management nominees shall be voted on any ballot at the Meeting and where the Shareholder specifies the choice with respect to any matter to be acted upon, the Shares shall be voted on any ballot in accordance with the specification so made.

In the absence of such specification, shares will be voted in favour of the proposed resolution. The person appointed under the Instrument of Proxy furnished by the Corporation is conferred with discretionary authority with respect to amendments or variations of those matters specified in the Instrument of Proxy and Notice of Meeting. At the time of mailing of this Information Circular, management of the Corporation knows of no such amendment, variation or other matter.

VOTING OF SHARES - ADVICE TO BENEFICIAL HOLDERS OF SECURITIES

The information set forth in this section is of significant importance to many Shareholders as a substantial number of the Shareholders hold their shares through intermediaries such as brokers and their agents or nominees and not in their own name. Shareholders who do not hold their shares in their own name (referred to in this Information Circular as "Beneficial Shareholders") should note that only proxies deposited by Shareholders whose names appear on the records of the Corporation as the registered holders of the Shares can be recognized and acted upon at the Meeting. If Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those shares will not be registered under the name of the Shareholder on the records of the Corporation. Such Shares will more likely be registered under the name of the Shareholder's broker or an agent or nominee of that broker. Shares held by brokers or their agents or nominees can only be voted for, or withheld from voting, or voted against any resolution upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers their agents or nominees are prohibited from voting Shares for their clients.

Applicable regulatory policy requires intermediaries and brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary and broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker (or agent or nominee thereof) is identical to the form of the proxy provided to registered Shareholders; however, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Shareholder. A Beneficial Shareholder receiving a proxy from an intermediary cannot use that proxy to vote Shares directly at the Meeting, rather the proxy must be returned to the intermediary well in advance of the Meeting in order to have the Shares voted. A Beneficial Shareholder may however request the intermediary to appoint the Beneficial Shareholder as a nominee of it as a proxyholder. A Beneficial Shareholder should contact the intermediary, broker or agents and nominees thereof, should it have any questions respecting the voting of the Shares.

             INFORMATION CONCERNING THE CORPORATION

The Corporation is a corporation amalgamated under the laws of the Province of Alberta, Canada. The registered office of the Corporation is located at 1500 Manulife Place, 10180-101 Street, Edmonton, Alberta, T5J 4K1. The executive offices of the Corporation are located at 8223 Roper Road, Edmonton, Alberta, Canada, T6E 6S4, and its main telephone number and website are
(780) 433-4411 and www.virexx.com respectively. www.virexx.com is a textual reference only and the information contained on the website is not a part of this Information Circular and is not incorporated by reference in this Information Circular.

                        CAPITAL STRUCTURE

The   following  table  sets  forth  the  capitalization  of  the
Corporation as at the date hereof and after giving effect to the Minimum Offering and the Maximum Offering:

Number       OF Number  of Shares Number        of Number      of
Shares          outstanding    as Shares           Shares
authorized   to at  November  30, outstanding      outstanding
be issued       2005              after        the after      the
                                  Minimum          Maximum
                                  Offering         Offering1
   Unlimited       58,494,545        58,494,545      81,403,634

1.  Assumes the exercise of all Warrants and Broker Warrants.

  INTEREST OF CERTAIN PERSONS OR COMPANIES IN PRIVATE PLACEMENT

Management of the Corporation is not aware of any material interest, whether direct or indirect, by way of beneficial ownership of securities or otherwise, in the Private Placement, of any Director or executive officer of the Corporation who has held that position at any time since the beginning of the Corporation's last financial year, or of any proposed nominee for election as Director of the Corporation or any associate or affiliate of any of the foregoing.

  VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Each Share carries the right to one vote on a ballot at the Meeting. The Shareholders of the Corporation of record at the close of business on the Record Date are entitled to vote their Shares at the Meeting on the basis of one vote for each Share held, except to the extent that:

     a)   such person transfers his or her Shares after the Record
          Date; and


     b) the transferee of those Shares produces properly endorsed share certificates or otherwise establishes his ownership to the Shares and makes a demand to the Registrar and Transfer Agent of the Corporation, not later than 10 days before the Meeting, that his name be included on the Shareholders' list.

The  by-laws  of the Corporation provide that at  least  two  (2)
persons present and representing in person or by proxy not less than three percent (3%) of the issued Shares constitute a quorum for the Meeting.

Set out below are the names of all persons or companies who, to the knowledge of the Directors or senior officers of the Corporation, beneficially own, directly or indirectly, or exercise control or direction over, voting securities carrying more than 10% of the voting rights attached to all issued and outstanding securities of the Corporation.

 Name     Type Of     Number Of   Percentage  Percentage  Percentage
         Ownership      Shares        Of          of          of
                     Beneficiall  Outstanding Outstanding Outstanding
                       y Owned      Voting      Voting      Voting
                     Directly Or  Securities  Securities  Securities
                     Indirectly,     as at     assuming    assuming
                      Controlled   November   the Minimum the Maximum
                     Or Directed   30, 2005    Offering    Offering
Dr.      of record    5,794,019       10%         10%        8.3%
Antoine     and
A.      beneficially
Noujaim


      INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Management of ViRexx is not aware of any material interest, direct or indirect, of any informed person of the Corporation, any proposed Director or any associate or affiliate of any informed person or proposed Director, in any transaction since the commencement of the Corporation's most recently completed financial year or in any proposed transaction which has materially affected or would materially affect Corporation or its Subsidiary.

             PARTICULARS OF MATTERS TO BE ACTED UPON


SHAREHOLDER APPROVAL OF PRIVATE PLACEMENT

As at November 30, 2005, the Corporation has 58,494,545 Shares issued and outstanding. Management of the Corporation intends to proceed with the Private Placement of up to 10,909,090 Units at a price of $1.10 per Unit for gross proceeds of up to $12,000,000.00. The Private Placement will be made to Foreign Residents pursuant to Alberta Securities Commission Rule 72-501 - Distributions to Purchasers Outside Alberta and to Canadian residents pursuant to section 2.3, Accredited Investors, of National Instrument 45-106 - Prospectus and Registration Exemptions. Each Unit consists of one (1) Share and one (1) Warrant which entitles the holder to purchase one (1) Share at a price of $1.50 for a period of two (2) years from the date of issuance. All purchasers of the Units will be at arm's length to the Corporation.

The Corporation intends to engage the services of the Agent to act on its behalf to market the Units and will pay the Agent a commission comprised of (i) seven (7%) percent of the gross proceeds of the Private Placement (up to $840,000.00) payable in cash; and (ii) Brokers Warrants equal to ten (10%) percent of the total number of Units purchased pursuant to the Private Placement. Each Broker Warrant entitles the Agent to purchase one (1) Share at a price of $1.50 for a period of two (2) years from the date of issuance.

The Corporation is a Reporting Issuer in the provinces of British Columbia, Alberta, Saskatchewan, Ontario, Quebec, Nova Scotia, and Newfoundland. In accordance with section 2.5 of National Instrument 45-102 - Resale of Securities, the Shares and Warrants underlying the Units and the Broker's Warrants are subject to a restricted resale period and accordingly cannot be resold for at least four (4) months from the date of issuance without complying with the prospectus and registration requirements of the applicable securities legislation.

Pursuant to the TSX Company Manual, Shareholder Approval is required for the issuance of such number of securities of the Corporation which are in excess of twenty-five (25%) percent of the issued and outstanding securities of the Corporation. In the event that the Corporation completes the Maximum Offering, a total of 22,909,089 securities will be issuable (10,909,090 Shares, 10,909,090 Warrants and 1,090,909 Broker Warrants), being thirty-nine (39%) percent of the issued and outstanding securities of the Corporation. Accordingly, TSX approval of the Offering is conditional upon the Corporation obtaining Shareholder Approval for the issuance of 8,285,453 securities of the Corporation, which are the issuable securities of the Corporation in excess of twenty-five (25%) percent of the issued and outstanding securities of the Corporation, inclusive of the underlying Shares issuable upon exercise of the Warrants and Broker's Warrants.

In accordance with the policies of the TSX, the Corporation requests Shareholders to consider, and if thought fit, approve an ordinary resolution substantially in the form set forth below:

     "BE IT RESOLVED THAT,

     1. The Corporation is hereby authorized to issue 8,285,453 securities of the Corporation, inclusive of the underlying Shares issuable upon exercise of the Warrants and Broker's Warrants, as part of the completion of the Private Placement.

     2. The proper officers of the Corporation are hereby authorized to do such acts and execute all instruments and documents necessary or desirable to carry out the foregoing."

The foregoing resolution must be approved by a majority of the votes cast by Shareholders, who vote in person or by proxy in respect of the resolution at the Meeting.

                         BOARD APPROVAL

The contents of this Information Circular have been approved, in substance, and its mailing has been authorized, by the Board of Directors of the Corporation.

                     ADDITIONAL INFORMATION

Additional information relating to the corporation may be found on the Corporation's website at www.virexx.com or on SEDAR at www.sedar.com. Shareholders may contact the Corporation to request copies of the Corporation's financial statements and management discussion and analysis at its main telephone number at (780) 433-4411 or as follows:

     ViRexx Medical Corp.
     Attention:  Corporate Secretary
     8223 Roper Road
     Edmonton, Alberta  T6E 6S4

Financial   information   is  provided   in   the   Corporation's
comparative financial statements and management discussion and analysis for the financial year ended December 31, 2004.